Exhibit 99.2

deCODE genetics, Inc.

CHANGE IN CONTROL BENEFITS PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

deCODE genetics, Inc. (the “Corporation”) hereby establishes the deCODE genetics, Inc. Change in Control Benefits Plan (the “Plan”) effective as of November 6, 2007.

ARTICLE II
PURPOSE OF THE PLAN; ELIGIBILITY TO PARTICIPATE

2.1  Establishment and Purpose of the Plan. The Board of Directors of the Corporation has established this Plan to provide specified benefits in connection with a Change in Control of the Corporation to a select group of employees who are members of the Corporation’s management. As used herein, “Corporation” shall include deCODE genetics, Inc. and its direct and indirect subsidiaries. The purposes of the Plan are as follows:

(a)  to reinforce and encourage the continued attention and dedication of members of the Corporation’s management to their assigned duties without the distraction arising from the possibility of a change in control of the Corporation;

(b)  in the event of a potential change in control of the Corporation, to enable and encourage the Corporation’s management to focus their attention on obtaining the best possible transaction for the Corporation’s stockholders and to make an independent evaluation of all possible transactions without being affected by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits; and

(c)  to provide members of the Corporation’s management with compensation arrangements upon a change in control of the Corporation which provide such individuals with financial security and which are competitive with those of other corporations.

2.2  Eligibility to Participate. Those employees of the Corporation who meet the definition of Covered Executive, as defined herein, shall be eligible to participate in this Plan.

ARTICLE III
DEFINITIONS

3.1  Administrator. “Administrator” means the Compensation Committee of the Board or any other committee or individuals appointed by the Board to carry out the administration of the Plan. In the event that there is at any time no Administrator or if the Board designates itself as the Administrator, the Board shall be the Administrator.

3.2  Board. “Board” means the Board of Directors of deCODE genetics, Inc.

3.3  Cause. Termination of a Designated Employee’s employment for “Cause” means termination because of

(a)  gross or habitual failure to perform the Designated Employee’s assigned duties that is not corrected within fifteen (15) days of written notice to such Designated Employee thereof;

(b)  conviction of a crime, or entry of a plea of nolo contendere with regard to a crime, involving moral turpitude or dishonesty;

(c)  illegal drug use or alcohol abuse on Corporation premises or at a Corporation sponsored event;

(d)  conduct by the Designated Employee which in the good faith and reasonable determination of the Board of Directors of the Corporation demonstrates gross unfitness to serve;

(e)  participation in a fraud or act of dishonesty against the Corporation; or

(f)  intentional, material violation by the Designated Employee of any contract between the Designated Employee and the Corporation.

Notwithstanding the foregoing, a Designated Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him or her a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Designated Employee and an opportunity for him or her, together with his or her counsel, to be heard before the Board) finding that in the good faith determination of the Board the Designated Employee was guilty of conduct set forth above in this Section 3.3 and specifying the particulars thereof in detail.

3.4  Change in Control. “Change in Control” means the first to occur of any of the following:

(a)  the Corporation is merged with or into or consolidated with another corporation or other entity under circumstances where the stockholders of the Corporation immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing more than fifty percent (50%) of the voting power of the Corporation or other surviving entity;

(b)  the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or the Corporation is liquidated or sells or otherwise disposes of substantially all of its assets in a single transaction or a series of related transactions;

(c)  any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) except for any of the Corporation’s employee benefit plans, or any entity holding the Corporation’s voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) shall become the beneficial owner (within the meaning of Rule 13d-3 under such Act) of forty (40%) percent or more of the common stock of the Corporation; or

(d)  during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period (such individuals and new directors being “Continuing Directors”).

Notwithstanding subsection (c), a Change in Control shall not be deemed to have occurred if a person becomes the beneficial owner, directly or indirectly, of the Corporation’s securities representing forty (40%) percent or more of the combined voting power of the Corporation’s then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to forty (40%) percent or more of the combined voting power of the Corporation’s then outstanding securities; provided, however, that if a person becomes a beneficial owner of forty (40%) percent or more of the combined voting power of the Corporation’s then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred with respect to such person under subsection (c).

3.5  Code. “Code” means the Internal Revenue Code of 1986, as amended.

3.6  Continuing Directors. “Continuing Directors” has the meaning given it in Section 3.4.

3.7  Covered Executive. “Covered Executive” means (a) the Chief Executive Officer of deCODE genetics, Inc., (b) any Reporting Officer and (c) any Designated Employee.

3.8  Date of Termination. “Date of Termination” means (i) if a Designated Employee’s employment is terminated for Cause, the date on which the Notice of Termination is given, and (ii) if a Designated Employee’s employment is terminated for any other reason, the date specified in the Notice of Termination.

3.9  Designated Employee. “Designated Employee” means (a) any employee elected or appointed by the Board to serve as an officer of deCODE genetics, Inc. who is then serving in such capacity and (b) any employee of the Corporation designated as eligible to participate in this Plan by the Board or the Administrator.

3.10  Disability. “Disability” has the meaning given such term in a Designated Employee’s employment agreement with the Corporation or, in the absence thereof, in any disability insurance policy maintained by the Corporation and covering such person, or in the absence thereof, as defined in Section 22(e)(3) of the Code.

3.11  Good Reason. Termination by a Designated Employee of the Designated Employee’s employment for “Good Reason” means for purposes of this Plan only, termination by the Designated Employee following a Change in Control under any of the following circumstances:

(a)  without the Designated Employee’s express written consent, a material reduction in the Designated Employee’s base salary as in effect immediately prior to the Change in Control;

(b)  any relocation of the Designated Employee’s principal site of employment from one state in the United States to another state or from one country to another country;

(c)  the assignment to the Designated Employee of any duties inconsistent (except in the nature of a promotion) with the position in the Corporation that he or she held immediately prior to the Change in Control or a substantial adverse alteration in the nature or status of his or her position or responsibilities or the conditions of his or her employment from those in effect immediately prior to the Change in Control;

(d)  the failure by the Corporation to continue to provide the Designated Employee with benefits substantially similar to those enjoyed by him or her immediately prior to the Change in Control unless this failure is a result of changes to the Corporation’s benefits generally applicable, in each case, to all or substantially all similarly situated Designated Employees;

(e)  the failure by the Corporation to obtain a satisfactory agreement from any successor to continue this Plan in effect; or

(f)  any purported termination of the Designated Employee’s employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.13 below.

Notwithstanding the foregoing, a Designated Employee shall not be deemed to have terminated his or her employment for Good Reason unless and until he or she shall have delivered to the Corporation a notice specifying the particulars thereof in detail and the Corporation shall not have remedied the circumstance constituting Good Reason within thirty (30) days following the date it receives such notice. Notwithstanding the foregoing, a Designated Employee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason.

3.12  IRS. “IRS” means the Internal Revenue Service.

3.13  Notice of Termination. Any purported termination of a Designated Employee’s employment by the Corporation for any reason or by a Designated Employee for any reason, including, without limitation, for Good Reason, shall be communicated by written “Notice of Termination” to the other party hereto. For purposes of this Plan, “Notice of Termination” means a dated notice which is given in the manner specified in Article VIII hereof and  (i) in the case of termination for Good Reason, contains a copy of the notice described in

Section 3.11 hereof and a statement that the Corporation did not remedy such circumstance within the thirty (30) day period described in Section 3.11, (ii) in the case of termination for Cause, contains a copy of the resolution described in Section 3.3 hereof  and (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Corporation’s termination of the Designated Employee’s employment for Cause, which shall be effective immediately.

3.14  Reporting Officer. “Reporting Officer” means any officer of the Corporation meeting the definition of “officer” set forth in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, and any successor rule.

3.15  Retirement. “Retirement” means voluntary termination by the Designated Employee in accordance with the Corporation’s retirement policies, including early retirement, generally applicable to its salaried employees.

ARTICLE IV
BENEFITS

4.1  Equity Awards. Upon a Change in Control, all outstanding stock options, restricted stock and stock appreciation rights, and any similar awards under any equity compensation plan of the Corporation, shall vest, become immediately exercisable or payable and have all restrictions lifted. This provision shall apply to all awards whether or not held by Covered Executives.

4.2  Payments and Benefits for Chief Executive Officer upon a Change in Control. If a Change in Control occurs, then:

(a)  the Corporation shall pay to the Chief Executive Officer, within ten (10) days following the Change in Control, a lump sum cash severance amount equal to three (3) times the sum of (1) his or her annual base salary in effect immediately prior to the Change in Control and (2) the greatest of (i) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control or (ii) the most recent annual bonus (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control. As used herein, “annual bonus” shall refer to the aggregate of all bonus payments made in or for a fiscal year of the Corporation; and

(b)  for a thirty-six  (36) month year period after the Change in Control, regardless of whether the Chief Executive Officer is then employed by the Corporation, the Corporation shall provide, at its cost, the Chief Executive Officer, and his or her dependents with life, disability, accident and health insurance benefits substantially similar to those which he or she and they are receiving from the Corporation immediately prior to the Change in Control, provided, however, that benefits otherwise receivable by the Chief Executive Officer pursuant to this subsection shall be reduced to the extent that he or she actually receives comparable benefits from a subsequent employer during such thirty-six (36) month period or if the Corporation cannot provide such benefits because the Chief Executive Officer is no longer an employee, the Chief Executive Officer shall receive a lump sum dollar amount in cash, no later than March

15th of the year next following the year in which the Chief Executive Officer is no longer an employee, such that after payment of all taxes thereon, the Chief Executive Officer has an after-tax amount remaining equal to the cost to the Chief Executive Officer’s of obtaining such benefits (or substantially similar benefits). To the extent that the Chief Executive Officer is no longer an employee of the Corporation and it is determined that any benefits under this Section are taxable to the Chief Executive Officer under the Code, they are intended to constitute payments made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision and to the extent the payment of such taxable benefits would extend beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii), the Chief Executive Officer shall be paid, within fifteen (15) days of the date of his or her termination of employment, a lump sum amount in cash equal to the present value (determined based upon 120% of the then prevailing monthly short-term applicable federal rate) of the Corporation’s cost, as of the date of his or her termination of employment, of otherwise providing such benefit beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii).

Notwithstanding anything herein to the contrary, if the Chief Executive Officer’s employment with the Corporation is terminated without Cause within twelve (12) months prior to the date on which a Change in Control occurs, and if the Chief Executive Officer reasonably demonstrates that his or her termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect such Change in Control or (b) otherwise arose in connection with or in anticipation of such Change in Control, then the Chief Executive Officer shall be entitled to receive the benefits provided in this Section 4.2 if such Change in Control occurs. Notwithstanding the foregoing, the Chief Executive Officer shall not be entitled to receive such benefits in connection with any termination prior to a Change in Control which is undertaken by the Corporation in the ordinary course of its business or in response to an adverse change in its business, financial condition or results of operations.

4.3  Payments and Benefits for Reporting Officers upon a Change in Control. If a Change in Control occurs, then:

(a)  the Corporation shall pay to each Reporting Officer, within ten (10) days following the Change in Control, a lump sum cash severance amount equal to two (2) times the sum of  (1) his or her annual base salary in effect immediately prior to the Change in Control and (2) the greatest of (i) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control or (ii) the most recent annual bonus (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control. As used herein, “annual bonus” shall refer to the aggregate of all bonus payments made in or for a fiscal year of the Corporation; and

(b)  for a twenty-four  (24) month year period after the Change in Control, regardless of whether the Reporting Officer is then employed by the Corporation, the Corporation shall provide, at its cost, the Reporting Officer, and his or her dependents with life, disability, accident and health insurance benefits substantially similar to those which he or she and they are receiving from the Corporation immediately prior to the Change in Control, provided, however, that benefits otherwise receivable by the Reporting Officer pursuant to this subsection shall be reduced to the extent that he or she actually receives comparable benefits from a subsequent employer during such twenty-four (24) month period or if the Corporation cannot provide such benefits because the Reporting Officer is no longer an employee, the Reporting Officer shall receive a lump sum dollar amount in cash, no later than March 15th of the year next following the year in which the Reporting Officer is no longer an employee, such that after payment of all taxes thereon, the Reporting Officer has an after-tax amount remaining equal to the cost to the Reporting Officer’s of obtaining such benefits (or substantially similar benefits). To the extent that it is determined that any benefits under this Section are taxable to the Reporting Officer under the Code, they are intended to constitute payments made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision and to the extent the payment of such taxable benefits would extend beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii), the Reporting Officer shall be paid, within fifteen (15) days of the date of his or her termination of employment, a lump sum amount in cash equal to the present value (determined based upon 120% of the then prevailing monthly short-term applicable federal rate) of the Corporation’s cost, as of the date of his or her termination of employment, of otherwise providing such benefit beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii).

Notwithstanding anything herein to the contrary, if a Reporting Officer’s employment with the Corporation is terminated without Cause within twelve (12) months prior to the date on which a Change in Control occurs, and if the Reporting Officer reasonably demonstrates that his or her termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect such Change in Control or (b) otherwise arose in connection with or in anticipation of such Change in Control, then the Reporting Officer shall be entitled to receive the benefits provided in this Section 4.3 if such Change in Control occurs. Notwithstanding the foregoing, a Reporting Officer shall not be entitled to receive such benefits in connection with any termination prior to a Change in Control which is undertaken by the Corporation in the ordinary course of its business or in response to an adverse change in its business, financial condition or results of operations.

4.4  Payments and Benefits for Designated Employees upon Termination Following a Change in Control. If a Designated Employee’s employment is terminated within twenty-four (24) months after a Change in Control by (i) the Corporation for other than Cause, Disability, Retirement or the Designated Employee’s death or (ii) the Designated Employee for Good Reason, then:

(a)  in addition to paying such Designated Employee all amounts payable to the Designated Employee through the Date of Termination, the Corporation shall pay to the Designated Employee, within ten (10) days following the Date of Termination, a lump sum cash severance amount equal to one (1) times the sum of (1) the greater of (i) his or her annual base salary in effect on the Date of Termination or (ii) his or her annual base salary in effect immediately prior to the Change in Control and (2) the greatest of (i) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Date of

Termination, (ii) the average of the last two annual bonuses (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control, (iii) the most recent annual bonus (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Date of Termination or (iv) the most recent annual bonus (annualized in the case of any bonus paid with respect to a partial year) paid to him or her preceding the Change in Control. As used herein, “annual bonus” shall refer to the aggregate of all bonus payments made in or for a fiscal year of the Corporation; and

(b)  for a twelve (12) month period after the Date of Termination, the Corporation shall provide, at its cost, the Designated Employee and his or her dependents with life, disability, accident and health insurance benefits substantially similar to those which he or she and they are receiving from the Corporation immediately prior to the Notice of Termination, provided, however, that benefits otherwise receivable by a Designated Employee pursuant to this subsection shall be reduced to the extent that he or she actually receives comparable benefits from a subsequent employer during such twelve (12) month period or if the Corporation cannot provide such benefits because the Designated Employee is no longer an employee, the Designated Employee shall receive a lump sum dollar amount in cash, no later than March 15th of the year next following the Date of Termination, such that after payment of all taxes thereon, the Designated Employee has an after-tax amount remaining equal to the cost to the Designated Employee of obtaining such benefits (or substantially similar benefits). To the extent that it is determined that any benefits under this Section are taxable to the Designated Employee under the Code, they are intended to constitute payments made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision and to the extent the payment of such taxable benefits would extend beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii), the Designated Employee shall be paid, within fifteen (15) days of the Date of Termination, a lump sum amount in cash equal to the present value (determined based upon 120% of the then prevailing monthly short-term applicable federal rate) of the Corporation’s cost, as of the Date of Termination, of otherwise providing such benefit beyond the specified time period under Treas. Reg. §1.409A-1(b)(9)(iii).

Notwithstanding anything herein to the contrary, if a Designated Employee’s employment with the Corporation is terminated without Cause within twelve (12) months prior to the date on which a Change in Control occurs, and if such Designated Employee reasonably demonstrates that his or her termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect such Change in Control or (b) otherwise arose in connection with or in anticipation of such Change in Control, then, provided such Change in Control occurs, for all purposes of this Plan, such Designated Employee shall be entitled to receive the benefits provided in this Section 4.4 as if the date of the Change in Control were the Date of Termination. Notwithstanding the foregoing, a Designated Employee shall not be entitled to receive such benefits in connection with any termination prior to a Change in Control which is undertaken by the Corporation in the ordinary course of its business or in response to an adverse change in its business, financial condition or results of operations.

4.5  Reduction in Benefits. If the payments pursuant to Section 4 hereof, either alone or together with other payments and benefits which the Covered Executive has the right to receive from the Corporation, would constitute an “excess parachute payment” under Section 280G of the Code, then the payment by the Corporation pursuant to this Section 4 hereof shall be either (a) reduced by the amount, if any, that would result in no portion of such payments being subject to the excise tax imposed under Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to the Covered Executive (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax). If a reduction is to be made, the Covered Executive shall have the right, within thirty (30) days of receipt of written notice from the Corporation, to specify which amounts and benefits shall be reduced to satisfy the requirements of this Section 4.5. All calculations required to be made under this Section 4.5 will be made by the Corporation’s independent public accountants, subject to review by the Covered Executive’s representative. Nothing contained in this Section 4.5 shall require the Corporation to be responsible for, or have any liability or obligation with respect to, any Covered Executive’s excise tax liabilities under Section 4999 of the Code. The parties recognize that the actual implementation of the provisions of this Section are complex and agree to deal with each other in good faith to resolve any questions or disagreements arising hereunder.

4.6  Mitigation; Exclusivity of Benefits; Certain Reduction in Benefits.

(a)  A Covered Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor, except as provided in Sections 4.2(b), 4.3(b) and 4.4(b) shall the amount of any such benefits be reduced by any compensation earned by the Covered Executive as a result of employment by another employer after the Change in Control, Date of Termination or otherwise.

(b)  The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to a Covered Executive pursuant to employee benefit plans of the Corporation or otherwise, provided, however, that any benefits provided under this Plan shall be reduced dollar for dollar by any benefits that the Corporation pays to a Covered Executive as a result of the event giving rise to a benefit under this Plan under any employee benefit plan, law or regulation or any agreement between the Corporation and the Covered Executive. In addition, if a Covered Executive is entitled to a cash payment under this Plan upon a Change in Control pursuant to Section 4.2 or 4.3 hereof and such Covered Employee is also entitled to receive any severance, separation or other termination pay upon termination of employment following such Change in Control pursuant to any agreement between the Corporation and the Covered Executive, then the Covered Executive shall be entitled to the cash payment provided under this Plan only upon his or her delivery to the Corporation of his or her written agreement that upon a future termination of employment following such Change in Control, the Covered Executive’s entitlement to a cash payment with respect to such termination under such employment agreement will be reduced by the amount previously paid to him or her pursuant to Sections 4.2 or 4.3 of this Plan.

4.7  Withholding. All payments required to be made by the Corporation hereunder to the Covered Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

ARTICLE V
ASSIGNMENT

The Corporation may assign this Plan and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its respective assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Plan or their rights and obligations hereunder. A Covered Executive may not assign or transfer any rights or benefits due hereunder.

ARTICLE VI
AMENDMENT OR TERMINATION OF PLAN

The Board may at any time amend or terminate this Plan, provided that at the time of such amendment or termination Continuing Directors comprise a majority of the Board and a majority of the Continuing Directors approve such amendment or termination. Notwithstanding anything to the contrary contained herein, the Plan may not be amended in any manner that would limit or reduce the benefits provided hereunder or terminated for a period of twenty-four (24) months following a Change in Control.

ARTICLE VII
ADMINISTRATION

7.1  Duties of the Administrator. The Plan shall be administered and interpreted by the Administrator. The Administrator shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration and operation of the Plan. The interpretation and construction by the Administrator of any provisions of the Plan and any rule, regulation or procedure adopted by it pursuant thereto shall be final and binding in the absence of action by the Board.

7.2  Limitation on Liability. Neither the members of the Board nor any member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any rule, regulation or procedure adopted by the Administrator pursuant thereto. If a member of the Board or the Administrator is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ARTICLE VIII
MISCELLANEOUS

8.1  Notice. For the purposes of this Plan, notices and all other communications provided for in this Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, with respect to the Corporation, to Secretary, deCODE genetics, Inc., Sturlugata 8, IS-101, Reykjavik, Iceland, and with respect to a Covered Executive, to the home address thereof set forth in the records of the Corporation at the date of any such notice.

8.2  Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Delaware without regard to its conflict of laws provisions.

8.3  Nature of Employment and Obligations.

(a)  Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Corporation and a Covered Executive, and the Corporation may terminate the Covered Executive’s employment at any time, subject to providing the benefits specified herein in accordance with the terms hereof and subject to the provisions of any agreement between the Covered Executive and the Corporation.

(b)  Nothing contained herein shall create or require the Corporation to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Covered Executive acquires a right to receive benefits from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

8.4  Headings. The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

8.5  Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provisions of this Plan, which shall remain in full force and effect.